Exhibit 99.1

Finish Line Reports First Quarter Fiscal Year 2015 Results
Q1 comp store sales increased 5.0%; Q1 GAAP EPS improved to $0.25 from $0.10

INDIANAPOLIS, June 27, 2014 – The Finish Line, Inc. (NASDAQ: FINL) today reported results for the thirteen weeks ended May 31, 2014.

For the thirteen weeks ended May 31, 2014:

●	Consolidated net sales were $406.5 million, an increase of 15.8% over the prior year period.

●	Finish Line comparable store sales increased 5.0%.

●	On a GAAP basis, diluted earnings per share increased to $0.25 from $0.10 in the prior year.

●
Non-GAAP diluted earnings per share, which excludes the impact of impairment charges in the current year and the impact of start-up costs related to the launch of the company's operations in Macy's in the prior year, increased 40.0% to $0.28 compared to $0.20 in the prior year.

“We are very pleased with the strong start to fiscal 2015 we delivered in the first quarter,” said Glenn Lyon, Chairman and Chief Executive Officer. “The integration of our store and digital operations is allowing us to deliver great product and service to consumers in a seamless fashion no matter what channel they choose to shop. At the same time, we are reaching new consumers and expanding market share through our growing relationship with Macy’s. We are confident that our multidivisional, omnichannel strategies will strengthen our market position and drive growth in sales and earnings, allowing us to return increased value to our shareholders in the years ahead.”

Balance Sheet

As of May 31, 2014, consolidated merchandise inventories increased 0.8% to $295.0 million compared to $292.6 million as of June 1, 2013.

The company repurchased 700,000 shares of its common stock in the first quarter, totaling $18.7 million. The company has 3.2 million shares remaining on its current Board authorized repurchase program.

As of May 31, 2014, the company had no interest-bearing debt and $196.6 million in cash and cash equivalents, compared to $195.9 million in the prior year.

Outlook

For the fiscal year ending February 28, 2015, the company still expects Finish Line comparable store sales to be up mid single digits and earnings per share to increase in the high single to low double digit range over fiscal year 2014 non-GAAP diluted earnings per share of $1.66.

Q1 Fiscal 2015 Conference Call Today, June 27, 2014 at 8:30 a.m.

The company will host a conference call for investors today, June 27, 2014, at 8:30 a.m. Eastern. To participate in the live conference call, dial 866-923-8645 (U.S. and Canada) or 660-422-4970 (International), conference ID #59225560. The live conference call will also be accessible online at www.finishline.com. A replay of the conference call can be accessed approximately two hours following the completion of the call by dialing 855-859-2056, conference ID #59225560. This recording will be made available through Sunday, July 27, 2014. The replay will also be accessible online at www.finishline.com.

Disclosure Regarding Non-GAAP Measures

This report refers to certain financial measures that are identified as non-GAAP. The company believes that these non-GAAP measures, including gross profit, selling, general and administrative expenses, operating income, net income attributable to The Finish Line, Inc. and diluted earnings per share attributable to The Finish Line, Inc. shareholders, are helpful to investors because they allow for a more direct comparison of the company’s year-over-year performance and are useful in assessing the company’s progress in achieving its long-term financial objectives. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. A reconciliation of the non-GAAP measures to the comparable GAAP measures can be found in the company’s Form 8-K filed with the Securities and Exchange Commission with this release.

About The Finish Line, Inc.

The Finish Line, Inc. is a premium retailer of athletic shoes, apparel and accessories. Headquartered in Indianapolis, Finish Line has approximately 900 stores including more than 260 shops in Macy’s in malls across the U.S. and employs more than 14,000 sneakerologists who help customers every day connect with their sport, their life and their style. Online shopping is available at www.finishline.com and www.macys.com. Mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine and “like” Finish Line on Facebook at Facebook.com/FinishLine.

Finish Line also operates the Running Specialty Group. This includes 58 specialty running shops in 12 states and the District of Columbia under The Running Company, Run On!, Blue Mile, Boulder Running Company, Roncker’s Running Spot, Running Fit and VA Runner banners. More information, including the particular states in which stores are located, is available at www.run.com.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth” or words and phrases of similar meaning. Statements that describe objectives, plans or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks, management assumptions and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight and product costs; product demand and market acceptance risks; deterioration of macro-economic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

	The Finish Line, Inc. Consolidated Statements of Income (In thousands, except per share and store/shop data)
	Thirteen Weeks Ended
	May 31, 2014	June 1, 2013
	(Unaudited)	(Unaudited)

Net sales	$406,531	$351,053
Cost of sales (including occupancy costs)	277,651	244,058
Gross profit	128,880	106,995
Selling, general and administrative expenses	108,896	99,356
Store closing costs	246	186
Impairment charges	2,068	—
Operating income	17,670	7,453
Interest income, net	7	14
Income before income taxes	17,677	7,467
Income tax expense	7,022	2,953
Net income	10,655	4,514
Net loss attributable to redeemable noncontrolling interest	1,780	561
Net income attributable to The Finish Line, Inc.	$12,435	$5,075
Diluted earnings per share attributable to The Finish Line, Inc. shareholders	$0.25	$0.10
Diluted weighted average shares	48,360	48,732
Dividends declared per share	$0.08	$0.07

Finish Line store activity for the period:
Beginning of period	645	645
Opened	3	10
Closed	(3)	(4)
End of period	645	651
Square feet at end of period	3,512,190	3,531,314
Average square feet per store	5,445	5,424
Branded shops within department stores activity for the period:
Beginning of period	185	3
Opened	77	41
Closed	—	—
End of period	262	44
Square feet at end of period	294,978	41,995
Average square feet per shop	1,126	954
Running Specialty store activity for the period:
Beginning of period	48	27
Acquired	8	9
Opened	2	2
Closed	—	—
End of period	58	38
Square feet at end of period	199,905	117,614
Average square feet per store	3,447	3,095

	Thirteen Weeks Ended
	May 31, 2014	June 1, 2013
Net sales	100.0%	100.0%
Cost of sales (including occupancy costs)	68.3	69.5
Gross profit	31.7	30.5
Selling, general and administrative expenses	26.8	28.3
Store closing costs	0.1	0.1
Impairment charges	0.5	—
Operating income	4.3	2.1
Interest income, net	—	—
Income before income taxes	4.3	2.1
Income tax expense	1.7	0.8
Net income	2.6	1.3
Net loss attributable to redeemable noncontrolling interest	0.5	0.1
Net income attributable to The Finish Line, Inc.	3.1%	1.4%

	Condensed Consolidated Balance Sheets
	May 31, 2014	June 1, 2013	March 1, 2014
	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$196,583	$195,906	$229,079
Merchandise inventories, net	294,990	292,551	304,209
Other current assets	26,526	19,574	33,675
Property and equipment, net	228,722	183,593	223,182
Goodwill	29,458	21,544	25,608
Other assets, net	8,422	22,070	9,192
Total assets	$784,701	$735,238	$824,945
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$162,361	$162,662	$193,670
Deferred credits from landlords	28,674	27,618	27,658
Other long-term liabilities	21,632	17,441	19,659
Redeemable noncontrolling interest, net	561	3,097	1,774
Shareholders’ equity	571,473	524,420	582,184
Total liabilities and shareholders’ equity	$784,701	$735,238	$824,945

The Finish Line, Inc.
Reconciliation of Gross Profit, GAAP to Gross Profit, Non-GAAP (unaudited)
(In thousands)

	Thirteen Weeks Ended
	May 31, 2014		June 1, 2013
Gross profit, GAAP	$128,880	31.7%	$106,995	30.5%
Start-up costs	—	—	5,758	1.6
Gross profit, Non-GAAP	$128,880	31.7%	$112,753	32.1%

Reconciliation of Selling, General and Administrative Expenses, GAAP to
Selling, General and Administrative Expenses, Non-GAAP (unaudited)
(In thousands)

	Thirteen Weeks Ended
	May 31, 2014		June 1, 2013
Selling, general and administrative expenses, GAAP	$108,896	26.8%	$99,356	28.3%
Start-up costs	—	—	(2,202)	(0.6)
Selling, general and administrative expenses, Non-GAAP	$108,896	26.8%	$97,154	27.7%

Reconciliation of Operating Income, GAAP to Operating Income, Non-GAAP (unaudited)
(In thousands)

	Thirteen Weeks Ended
	May 31, 2014		June 1, 2013
Operating income, GAAP	$17,670	4.3%	$7,453	2.1%
Impairment charges	2,068	0.5	—	—
Start-up costs	—	—	7,960	2.3
Operating income, Non-GAAP	$19,738	4.8%	$15,413	4.4%

Reconciliation of Net Income Attributable to The Finish Line, Inc., GAAP to
Net Income Attributable to The Finish Line, Inc., Non-GAAP (unaudited)
(In thousands)

	Thirteen Weeks Ended
	May 31, 2014		June 1, 2013
Net income attributable to The Finish Line, Inc., GAAP	$12,435	3.1%	$5,075	1.4%
Impairment charges*	1,977	0.5	—	—
Start-up costs	—	—	7,960	2.3
Decrease in income tax expense	(761)	(0.2)	(3,109)	(0.9)
Net income attributable to The Finish Line, Inc., Non-GAAP	$13,651	3.4%	$9,926	2.8%

* Net of decrease to net loss attributable to redeemable noncontrolling interest related to impairment charges of $91.

Reconciliation of Diluted Earnings Per Share Attributable to The Finish Line, Inc. Shareholders, GAAP to
Diluted Earnings Per Share Attributable to The Finish Line, Inc. Shareholders, Non-GAAP (unaudited)

	Thirteen Weeks Ended
	May 31, 2014	June 1, 2013
Diluted earnings per share attributable to The Finish Line, Inc. shareholders, GAAP	$0.25	$0.10
Impairment charges, net of income taxes and redeemable noncontrolling interest	0.03	—
Start-up costs, net of income taxes	—	0.10
Diluted earnings per share attributable to The Finish Line, Inc. shareholders, Non-GAAP	$0.28	$0.20

Note: See Disclosure Regarding Non-GAAP Measures above.

Media Contact:	Investor Contact:
Dianna Boyce	Ed Wilhelm
Corporate Communications	Chief Financial Officer
317-613-6577	317-613-6914